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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 14, 2008


                           THINKENGINE NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-03035                  20-8058881
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

              100 NICKERSON ROAD, MARLBOROUGH, MASSACHUSETTS 01752 (Address of principal executive offices, including zip code)

                                 (508) 624-7600
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective November 14, 2008, ThinkEngine Networks, Inc. (the "Company") entered into a Patent Purchase Agreement (the "Purchase Agreement") with Castell Software Limited Liability Company (the "Purchaser"). Pursuant to the Purchase Agreement, the Company agreed to sell three US patents and related foreign patents and other rights relating to its VSR1000 product line (the "Assigned Patent Rights") and will receive a license back of such Assigned Patent Rights. The license back (the "License") is a royalty free, irrevocable (except as described below), non-exclusive, non-sublicensable, worldwide right and license to the Assigned Patent Rights. The License will allow the Company to continue to market its VSR1000 product line in the ordinary course of business. The License may transferred only once to any purchaser of the VSR1000 product line or corporate successor and any attempted transfer in violation of such requirement will cause the License to terminate. There is no material relationship between the Company and the Purchaser other than in respect of the transactions contemplated by the Purchase Agreement. The Company will receive the License and $250,000 in cash as consideration for the sale of the Assigned Patent Rights. The Company expects the transaction to close prior to year-end.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THINKENGINE, INC.


Date: November 19, 2008          By:  /s/ John E. Steinkrauss
                                      --------------------------------
                                      John E. Steinkrauss
                                      Vice President and Chief Financial
                                      Officer















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